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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement Number 33-02074 on Form S-8, dated February 3, 1995, in Registration Statement Number 33-02075 on Form S-8, dated December 11, 1985, in Registration Statement Number 33-42477 on Form S-3, dated August 28, 1991, in Registration Statement Number 33-57589 on Form S-8, dated February 3, 1995, in Registration Statement Number 33-00543 on Form S-8, dated January 30, 1996, in Registration Statement Number 333-49127 on Form S-8 dated April 1, 1998, in Registration Statement Number 333-61609 on Form S-8, dated August 17, 1998, in Registration Statement Number 333-78515 on Form S-3, dated May 14, 1999, in Registration Statement Number 333-100787 on Form S-8, dated October 28, 2002, in Registration Statement Number 333-101719 on Form S-8 dated December 6, 2002, in Registration Statement Number 333-103715 on Form S-8, dated March 10, 2003, in Registration Statement Number 333-105132 on Form S-3, dated May 9, 2003, and in Registration Statement Number 333-111346, dated December 19, 2003 and of our report dated February 25, 2005, with respect to the consolidated financial statements and schedule of Great Lakes Chemical Corporation, Great Lakes Chemical Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Great Lakes Chemical Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
March 2, 2005

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS